UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2016 (March 2, 2016)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2016, in connection with the appointment of Garrick Hill as Sanchez Energy Corporation’s (the “Company”) Interim Co-Chief Financial Officer, as described below under Item 5.02, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Hill (the “Indemnitee”).  The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On March 2, 2016, G. Gleeson Van Riet notified the Company that, he will resign as the Company’s Senior Vice President and Chief Financial Officer, effective March 30, 2016.  The Company was informed that Mr. Van Riet’s decision is for personal reasons, and not as a result of any disagreement with the Company.

(c) Appointment of Interim Co-Chief Financial Officer

On March 7, 2016, the Company announced that its board of directors has appointed Garrick Hill as the Company’s Interim Co-Chief Financial Officer, effective immediately.  Mr. Hill will be the Company’s Interim Co-Chief Financial Officer until the resignation of Mr. Van Riet becomes effective on March 30, 2016, and will then act as the Company’s Interim Chief Financial Officer until Mr. Van Riet’s successor is appointed.

Mr. Hill, 49, has over 27 years of industry experience that encompasses energy finance, risk management, treasury, and investor relations activities. Most recently, Mr. Hill has served as Senior Vice President, Investor Relations for Sanchez Production Partners LP (“SPP”) and Treasurer, Assistant Secretary, and Vice President, Risk Management of Sanchez Production Partners GP LLC, SPP’s general partner (“SPP GP”), which position he was elected to in March 2015. Mr. Hill previously served as Assistant Treasurer and Vice President, Risk Management of Sanchez Production Partners LLC from October 2009 until its conversion to a limited partnership in March 2015.

Mr. Hill does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Hill and any other person pursuant to which Mr. Hill was appointed as the Company’s Interim Co-Chief Financial Officer and Interim Chief Financial Officer after Mr. Van Riet’s resignation becomes effective.

Since the beginning of the Company’s last fiscal year, the following are reportable related-party transactions between Mr. Hill and the Company under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Hill most recently has served as Senior Vice President, Investor Relations for SPP and Treasurer, Assistant Secretary, and Vice President, Risk Management of SPP GP. In addition, Mr. Hill beneficially owns less than 1% in SPP equity interests.  Mr. Hill together with all the other related persons (as defined in Item 404(a) of Regulation S-K under the Exchange Act) of the Company own greater than 10% ownership interest in SPP.

Wellbore Working Interest Purchase and Sale Agreement

On March 31, 2015, the Company completed a disposition to a subsidiary of SPP of escalating amounts of partial working interests in 59 wellbores located in Gonzales County, Texas (the “Palmetto Disposition”) for an adjusted sales price of approximately $83.4 million. The effective date of the transaction was January 1, 2015. The aggregate average working interest percentage initially conveyed was 18.25% per wellbore and, upon January 1 of each subsequent year after the closing, the purchaser’s working interest will automatically increase in incremental amounts according to the purchase agreement until January 1, 2019, at which point the purchaser will own a 47.5% working interest and the Company will own a 2.5% working interest in each of the wellbores. The Company received consideration consisting of approximately $83.0 million (approximately $81.4 million as adjusted) cash and 1,052,632 common units of SPP (the “SPP Common Units”) valued at approximately $2.0 million as of the date of the closing. These SPP Common Units were later sold back to SPP in October 2015 as part of the Western Catarina Midstream Divestiture described below. The Company did not record any gains or losses related to the Palmetto Disposition.

Midstream Transaction

On October 14, 2015, the Company and SN Catarina, LLC, a wholly-owned subsidiary of the Company (“SN Catarina”), completed the sale of SN Catarina’s interests in Catarina Midstream, LLC, a wholly-owned subsidiary of SN Catarina (“Catarina Midstream”), which as of the closing included certain midstream gathering lines and associated assets and interests located in Dimmit County and Webb County, Texas and 105,263 SPP Common Units to SPP for an adjusted purchase price of $345.8 million in cash (the “Western Catarina Midstream Divestiture”). In connection with the closing of the Western Catarina Midstream Divestiture, SN Catarina and Catarina Midstream entered into a Firm Gathering and Processing Agreement (the “Gathering Agreement”) on October 14, 2015 for an initial term of 15 years under which production from approximately 35,000 acres in Dimmit County and Webb County, Texas will be dedicated for gathering by Catarina Midstream. In addition, for the first five years of the Gathering Agreement, SN Catarina will be required to meet a minimum quarterly volume delivery commitment of 10,200 barrels per day of crude oil and condensate and 142,000 Mcf per day of natural gas, subject to certain adjustments.  SN Catarina will be required to pay gathering and processing fees of $0.96 per barrel for crude oil and condensate and $0.74 per Mcf for natural gas that are tendered through the gathering system, in each case, subject to an annual escalation for a positive increase in the consumer price index. In addition, SN Catarina has, under certain circumstances, a right of first refusal during the term of the agreement and afterwards with respect to dispositions by Catarina Midstream of its ownership interest in the gathering system. The Company recorded a deferred gain of approximately $74.1 million as a result of Gathering Agreement being accounted for as an operating lease. This deferred gain will be amortized straight-line over the firm commitment term of five years as an offset to the transportation fees paid to SPP under the Gathering Agreement.

Item 7.01. Regulation FD Disclosure.

On March 7, 2016, the Company issued a press release announcing Mr. Van Riet’s planned departure and Mr. Hill’s appointment to Interim Co-Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has updated its corporate presentation, which is furnished herewith as Exhibit 99.2. In addition, an updated investor presentation has been uploaded to the Investor section of the Company’s website (www.sanchezenergycorp.com).

In accordance with General Instruction B.2 of Form 8-K, the press release and corporate presentation are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

10.1	Indemnification Agreement, dated as of March 8, 2016, between Sanchez Energy Corporation and Garrick Hill.

99.1

Press release, dated March 7, 2016, announcing G. Gleeson Van Riet’s resignation as Chief Financial Officer of Sanchez Energy Corporation and Garrick Hill’s appointment to Interim Co-Chief Financial Officer of Sanchez Energy Corporation.

99.2	Corporate presentation, dated March 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 8, 2016	By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
Chief Executive Officer

EXHIBIT INDEX

Exhibits

10.1	Indemnification Agreement, dated as of March 8, 2016, between Sanchez Energy Corporation and Garrick Hill.

99.1

Press release, dated March 7, 2016, announcing G. Gleeson Van Riet’s resignation as Chief Financial Officer of Sanchez Energy Corporation and Garrick Hill’s appointment to Interim Co-Chief Financial Officer of Sanchez Energy Corporation.

99.2	Corporate presentation, dated March 2016.